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                                                                 Exhibit 10.20


                           MUELLER INDUSTRIES, INC.
                            2002 STOCK OPTION PLAN
                (Amended and Restated as of February 16, 2006)

1.  Purposes.

     The Mueller Industries, Inc. 2002 Stock Option Plan (the "Plan") is intended to attract and retain the best available personnel for positions of substantial responsibility with Mueller Industries, Inc., a Delaware corporation (the "Company"), and its subsidiary corporations, and to provide additional incentive to such persons to exert their maximum efforts toward the success of the Company and its subsidiary corporations. The above aims will be effectuated through the granting of certain options ("Options") to purchase shares of the Company's common stock, par value $.01 per share (the "Common Stock"). Under the Plan, the Company may grant "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or Options which are not intended to be ISOs ("Non-Qualified Options").

2.  Administration of the Plan.

     The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors"), or a committee consisting of at least two persons, appointed by the Board of Directors, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") (the entity administering the Plan hereinafter called the "Committee"). The Committee may exercise the power and authority vested in the Board of Directors under the Plan. Within the limits of the express provisions of the Plan, the Committee shall have the authority, in its discretion, to take the following actions under the Plan:

     (a) to determine the individuals to whom, and the time or times at which, Options shall be granted, the number of shares of Common Stock to be subject to each Option and whether such Options shall be ISOs or Non-Qualified Options;

     (b)     to interpret the Plan;

     (c) to prescribe, amend and rescind rules and regulations relating to the Plan;

     (d) to determine the terms and provisions of the respective stock option agreements granting Options, including the date or dates upon which Options shall become exercisable, which terms need not be identical;

     (e)     to accelerate the vesting of any outstanding Options; and

     (f) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.






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     In making such determinations, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success, and such other factors as the Committee, in its discretion, shall deem relevant. An individual to whom an Option has been granted under the Plan is referred to herein as an "Optionee". The Committee's determinations on the matters referred to in this Section 2 shall be conclusive.

3.  Shares Subject to the Plan.

     The total number of shares of Common Stock which shall be subject to Options granted under the Plan shall not exceed 1,750,000, subject to adjustment as provided in Section 7 hereof. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of outstanding Options. The shares of Common Stock to be issued upon exercise of Options shall be authorized and unissued or reacquired shares of Common Stock.

     The Committee may adopt reasonable counting procedures to ensure appropriate counting with respect to the number of shares of Common Stock available under the Plan at any time or subject to any particular Option. To the extent that an Option expires or is canceled, forfeited, settled in cash or otherwise terminated or concluded without a delivery to the Optionee of the full number of shares to which the Option related, the undelivered shares will again be available for grant in connection with new Options under the Plan. Shares withheld in payment of the exercise price or taxes relating to an Option and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Option shall be deemed to constitute shares not delivered to the Optionee and shall be deemed to again be available for grant in connection with new Options under the Plan; provided, however, that, where shares are withheld or surrendered after the termination of the Plan, or any other transaction occurs that would result in shares becoming available under this Section 3, such shares shall not become available if and to the extent that it would constitute a material revision of the Plan subject to shareholder approval under then applicable rules of the principle stock exchange on which the shares are then listed or designated for trading.

4.  Eligibility.

     (a) Options may be granted under the Plan only to (i) employees of the Company and (ii) employees of any "subsidiary corporation" (a "Subsidiary") of the Company within the meaning of Section 424(f) of the Code; provided, however, that no person may be granted Options under the Plan with respect to more than 100,000 shares of Common Stock in any one year. The term "Company," when used in the context of an Optionee's employment, shall be deemed to include Subsidiaries of the Company.

     (b) Nothing contained in the Plan shall be construed to limit the right of the Company to grant stock options otherwise than under the Plan for proper corporate purposes.






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5.  Terms of Options.

     The terms of each Option granted under the Plan shall be determined by the Committee consistent with the provisions of the Plan, including the following:

     (a) The purchase price of the shares of Common Stock subject to each Option shall be fixed by the Committee, in its discretion, at the time such Option is granted; provided, however, that in no event shall such purchase price be less than the Fair Market Value (as defined in paragraph
(h) of this Section 5) of the shares of Common Stock as of the date such Option is granted.

     (b) The dates on which each Option (or portion thereof) shall be exercisable shall be fixed by the Committee, in its discretion, at the time such Option is granted.

     (c) The expiration of each Option shall be fixed by the Committee, in its discretion, at the time such Option is granted. No Option shall be exercisable after the expiration of ten (10) years from the date of its grant and each Option shall be subject to earlier termination as determined by the Committee, in its discretion, at the time such Option is granted.

     (d) Unless otherwise determined by the Committee and set forth in the applicable Option agreement (or other agreement) between the Company and an Optionee, the following provisions relating to an Optionee's termination of employment with the Company shall apply to all Options granted hereunder after February 16, 2006. In the event an Optionee's employment with the Company is terminated for any reason other than death, disability (within the meaning of Section 22(e)(3) of the Code) or by the Company without cause (as defined in the applicable Option agreement), each Option shall immediately expire as of the date of such termination, whether or not exercisable in whole or in part on such date. In the event an Optionee's employment with the Company is terminated by reason of the Optionee's death or disability (within the meaning of Section 22(e)(3) of the Code), the unexercisable portion of each Option held by such Optionee as of the date of such termination shall immediately expire and the portion of each Option held by such Optionee that is exercisable as of the date of such termination shall remain exercisable for a period of twelve months following such termination. In the event an Optionee's employment with the Company is terminated by the Company without cause (as defined in the applicable Option agreement), the unexercisable portion of each Option held by such Optionee as of the date of such termination shall immediately expire and the portion of each Option held by such Optionee that is exercisable as of the date of such termination shall remain exercisable for a period of forty-five (45) days following such termination. However, in no event shall any post-termination exercise period for any Option extend beyond the original expiration date set by the Committee for such Option.









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     (e)     Options shall be exercised by the delivery to the Company at its principal office or at such other address as may be established by the Committee (Attention: General Counsel) of written notice of the number of shares of Common Stock with respect to which the Option is being exercised accompanied by payment in full of the purchase price for such shares. Unless otherwise determined by the Committee, payment for such shares may be made
(i) in cash, (ii) by certified check, bank cashier's check or personal check acceptable to the Company, payable to the order of the Company in the amount of such purchase price, (iii) by delivery to the Company (by attestation or otherwise) of shares of Common Stock having a Fair Market Value equal to such purchase price, (iv) by irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay such purchase price and to sell the shares of Common Stock to be issued upon exercise of the Option and deliver the cash proceeds less commissions and brokerage fees to the Optionee or to deliver the remaining shares of Common Stock to the Optionee, (v) through a net exercise of the Options whereby the Optionee instructs the Company to withhold that number of shares of Common Stock having a Fair Market Value equal to the aggregate exercise price for the portion of the Options being exercised and deliver to the Optionee the remainder of the shares subject to exercise, or (vi) by any combination of the methods of payment described in (i) through (v) above.

     (f) An Optionee shall not have any of the rights of a holder of the Common Stock with respect to the shares of Common Stock subject to an Option until such shares are issued to such Optionee upon the exercise of such Option.

     (g) Generally, an Option shall not be transferable, except by will or the laws of descent and distribution, and may be exercised, during the lifetime of an Optionee, only by the Optionee; provided, however, that the Committee may, in its sole discretion, at the time of grant or at any time thereafter, allow for the transfer of Options that are not ISOs to other persons or entities, subject to such conditions or limitations as it may establish. No Option granted under the Plan shall be subject to execution, attachment or other process.

     (h) For purposes of the Plan, as of any date when the Common Stock is or listed on one or more national securities exchanges (including the New York Stock Exchange) or quoted on the NASDAQ Stock Market, the "Fair Market Value" of the Common Stock as of any date shall be deemed to be the mean between the highest and lowest sale prices of the Common Stock reported on the principal national securities exchange on which the Common Stock is listed and traded or the NASDAQ Stock Market on the immediately preceding date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported. If the Common Stock is not listed on an exchange or quoted on the NASDAQ Stock Market, or representative quotes are not otherwise available, the "Fair Market Value" of the Common Stock shall mean the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Common Stock accurately.








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6.  Special Provisions Applicable to ISOs.

     The following special provisions shall be applicable to ISOs granted under the Plan.

     (a) No ISOs shall be granted under the Plan after ten (10) years from the earlier of (i) the date the Plan is adopted or (ii) the date the Plan is approved by the holders of the Common Stock.

     (b) ISOs may not be granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any of its Subsidiaries, or any "parent corporation" (a "Parent") of the Company, within the meaning of Section 424(e) of the Code, unless (i) the exercise price is no less than 110% of the Fair Market Value of the underlying Common Stock on the date of grant and (ii) the ISO is not exercisable after the expiration of five years from the date of grant.

     (c) If the aggregate Fair Market Value of the Common Stock with respect to which ISOs are exercisable for the first time by any Optionee during a calendar year (under all plans of the Company and its Parents and Subsidiaries) exceeds $100,000, such ISOs shall be treated, to the extent of such excess, as Non-Qualified Options. For purposes of the preceding sentence, the Fair Market Value of the Common Stock shall be determined at the time the ISOs covering such shares were granted.

7.  Adjustment upon Changes in Capitalization.

     (a) In the event that (i) the outstanding shares of Common Stock or capital structure of the Company are changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, reverse stock split, combination or exchange of shares and the like, or dividends payable in shares of Common Stock, or (ii) an extraordinary dividend is declared by the Company on the Common Stock, whether payable in the form of cash, stock or any other form of consideration (including debentures), the Committee shall make such appropriate adjustment to the aggregate number of shares of Common Stock available under the Plan, the number of shares of Common Stock subject to Options that may be granted to any person in any one year, and the number of shares of Common Stock and price per share of Common Stock subject to outstanding Options, as determined by the Committee, in its sole discretion, to be appropriate. If the Company shall be reorganized, consolidated or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, an Optionee shall at the time of such corporate event be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such corporate event as if he had been, immediately prior to such event, the holder of the number of shares of Common Stock covered by his Option; provided, however, that if any such event occurs or if the Company enters into an agreement to undertake any such event, the Committee may, in its sole discretion, cancel any outstanding Options and pay to such Optionees, in cash or stock, or any combination thereof, the value of any such vested Options as determined by the Committee based on the price per share of




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Common Stock received or to be received by the stockholders of the Company upon such event. The immediately prior sentence is not intended to provide for any automatic acceleration of vesting of any Option, which shall be left to the sole discretion of the Committee.

     (b) Any adjustment under this Section 7 in the number of shares of Common Stock subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

8.  Further Conditions of Exercise.

     (a) The obligation of the Company to issue shares of Common Stock pursuant to the exercise of Options shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any of the provisions hereof, the Optionee may not exercise the Options, and the Company will be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Common Stock pursuant to the exercise of any Option, unless such exercise, offer or sale shall be properly registered pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) (the "Securities Act") with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company shall use reasonable efforts, when it deems appropriate, to register the offer or sale of shares of Common Stock underlying any Option pursuant to the Securities Act and to take any other affirmative action in order to cause the exercise of the Options or the issuance or transfer of shares pursuant thereto to comply with any law or regulation of any governmental authority. If the shares of Common Stock offered for sale or sold under any Option are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Common Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     (b) The Company is relieved from any liability for the non-issuance or non-transfer or any delay in issuance or transfer of any shares of Common Stock subject to Options which results from the inability of the Company to obtain or in any delay in obtaining from any regulatory body having jurisdiction all requisite authority to issue or transfer shares of Common Stock either upon exercise of the Options or shares of Common Stock issued as a result of such exercise if counsel for the Company deems such authority necessary for lawful issuance or transfer of any such shares.









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9.  Termination, Modification and Amendment.

     (a) The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the date of its adoption by the Board of Directors, and no Option shall be granted after termination of the Plan.

     (b) The Plan may at any time be terminated or, from time to time, be modified or amended by the Board of Directors; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the shares of the capital stock of the Company present in person or by proxy and entitled to vote at the meeting, amend the Plan to (i) increase (except as provided by Section 7) the maximum number of shares of Common Stock as to which Options may be granted under the Plan, (ii) increase the maximum number of shares of Common Stock as to which Options may be granted to any person in any single year, (iii) decrease the purchase price for Options below Fair Market Value of the Common Stock at the time of grant, or (iv) change the class of persons eligible to receive Options under the Plan.

     (c) No termination, modification or amendment of the Plan may adversely affect the rights conferred by any Options without the consent of the affected Optionee.

10.  Effectiveness of the Plan.

     The Plan shall become effective upon adoption by the Board of Directors, subject to the approval by the shareholders of the Company. Options may be granted under the Plan prior to receipt of such approval, provided that, in the event such approval is not obtained, the Plan and all Options granted under the Plan shall be null and void and of no force and effect.

11.  Not a Contract of Employment.

     Nothing contained in the Plan or in any stock option agreement executed pursuant hereto shall be deemed to confer upon any Optionee any right to remain in the employ of the Company or of any Subsidiary.

12.  Governing Law.

     The Plan shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws thereof.

13.  Withholding.

     As a condition to the exercise of any Option, the Committee may require that an Optionee satisfy, through withholding from other compensation or otherwise, the full amount of all federal, state and local income and other taxes required to be withheld in connection with such exercise. The Committee may, in its sole discretion, allow for the retention by the Company of shares of Common Stock otherwise to be delivered to the Optionee upon the exercise of any Option in order to satisfy this withholding requirement.





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14.  Section 409A. The Plan and all Options granted hereunder are intended to be exempt from the provisions of Section 409A of the Code. To the extent that any Options, payments or benefits provided hereunder are considered deferred compensation subject to Section 409A, the Company intends for this Plan and all Options to comply with the standards for nonqualified deferred compensation established by 409A (the "409A Standards"). Notwithstanding anything herein to the contrary, to the extent that any terms of the Plan or any Option would subject Optionees to gross income inclusion, interest or an additional tax pursuant to Section 409A, those terms are to that extent superseded by the 409A Standards. The Company reserves the right to amend Options granted hereunder to cause such Options to comply with or be exempt from Section 409A.


As adopted by the Board of Directors of Mueller
Industries, Inc. as of February 12, 2002 and as amended and restated as of February 16, 2006.








































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